AVX CORPORATION

DEFERRED COMPENSATION PLAN

FOR ELIGIBLE BOARD MEMBERS

AS AMENDED THROUGH DECEMBER 2, 2002

1. Purpose. The purpose of the Plan is to provide Eligible Board Members of AVX Corporation with an opportunity to defer payment of certain portions of their compensation, at their election, in accordance with the provisions hereof.

2. Definitions. As used herein, the following terms shall have the following meanings:

"Account" shall mean the Account established for a Participant pursuant to Section 4.

"Beneficiary" shall mean the person or persons designated by a Participant in accordance with Section 7 to receive any amount, or any common stock, payable under the Plan by reason of the Eligible Board Member's death.

"Board of Directors" shall mean the Board of Directors of the Corporation.

"Committee" shall mean the persons appointed by the Board of Directors to administer the Plan in accordance with Section 10.

"Common Stock" shall mean the common stock which the Corporation is currently authorized to issue or may in the future be authorized to issue (as long as the Common Stock varies from that currently authorized, if at all, only in amount of par value).

"Corporation" shall mean AVX Corporation, a Delaware corporation.

"Eligible Board Member" shall mean any individual who is a member of the Board of Directors and who is entitled to receive compensation for services rendered in such capacity other than an individual who is also an employee of the Corporation, its parent, any subsidiary or any affiliate of the Corporation.

"Eligible Compensation" shall mean, with respect to any Eligible Board Member for any Plan Year, all fees payable to such Eligible Board Member during such year for attendance at meetings of the Board of Directors or committees thereof, and all fees payable to such Eligible Board Member during such year by way of retainer for service as a member or chairman of the Board of Directors or committees thereof regardless of the number of meetings attended.

"Fair Market Value" means the average of the high and the low sales prices of a share of Common Stock on any specified date (or, if not a trading day, on the last preceding trading day) as reported on the New York Stock Exchange Composite Transactions Tape or, if not listed on the New York Stock Exchange, the principal stock exchange or the NASDAQ National Market on which the Common Stock is then listed or traded; provided, however, that if the Common Stock is not so listed or traded then the Fair Market Value shall be determined in good faith by the Board of Directors.

"Participant" shall mean any Eligible Board Member who has made an election under Section 3 to defer any portion of his or her Eligible Compensation for any Plan Year.

"Phantom Share Unit" shall mean a unit of measurement equivalent to one share of Common Stock, with none of the attendant rights of a holder of such share, including, without limitation, the right to vote such share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein.

"Plan" shall mean the AVX Corporation Deferred Compensation Plan for Eligible Board Members as set forth herein and as amended from time to time.

"Plan Year" shall mean the calendar year.

3. Deferral Elections. With respect to each Plan Year beginning on or after January 1, 1997, an Eligible Board Member may elect to have payment of any part or all of his or her Eligible Compensation for such year deferred, and to have payment of such portion made under the terms of this Plan. Any such election shall be made in accordance with the following rules:

(a) A deferral election shall be made in writing, on a form provided by the Committee for such purpose.

(b) In the election form, the Eligible Board Member shall (i) specify, by percentage (which must be an even multiple of [5]%), the portion of his or her Eligible Compensation that the Eligible Board Member wishes to defer hereunder (the amounts so deferred are hereinafter referred to as the Eligible Board Member's "Deferred Amounts"), (ii) specify, by percentage (which must be an even multiple of [5]%), the portion of his Deferred Amounts that shall be invested in each investment option available under the Plan which shall include, but shall not be limited to, a Phantom Share Unit Fund, and (iii) specify whether his Deferred Amount shall become payable upon the Participant's ceasing to be a member of the Board of Directors for any reason or as soon as practicable following the 10th anniversary of the first day of the Plan Year following the Plan Year in which the Deferred Amount would have been paid were it not for the deferred election (or the later of the two alternatives).

(c) An Eligible Board Member's election to defer Eligible Compensation for any Plan Year shall be filed with the Committee (i) by no later than January 31, 1997, in the case of an election to defer Eligible Compensation for the Plan Year beginning on January 1, 1997; or (ii) in the case of an election to defer Eligible Compensation for any Plan Year beginning on or after January 1, 1998, by no later than December 31 of the preceding Plan Year.

(d) Notwithstanding the provisions of paragraph (b) above, a newly elected Eligible Board Member may make an initial deferral election hereunder with respect to Eligible Compensation for the Plan Year in which he or she is first elected to serve as a member of any Board by filing his or her election form with the Committee by no later than 30 days after the date on which he or she commences to serve as a member of such Board. Any deferral election so made shall be effective only with respect to Eligible Compensation earned for services performed after the date on which the Eligible Board Member's deferral election has been filed with the Committee.

(e) Any deferral election made by an Eligible Board Member with respect to his or her Eligible Compensation (including the date of distribution) for a Plan Year shall be irrevocable.

4. Accounts. For each Participant, there shall be established on the books and records of the Corporation, for bookkeeping purposes only, an Account, to reflect the Participant's interest under the Plan. The Account so established for each Participant shall be maintained in accordance with the following provisions:

(a) Each Participant's Account shall be credited with the Participant's Deferred Amounts as of the first day of the calendar month following the month in which the amounts in question would have been paid to the Participant had the Participant not elected under Section 3 to have payment of such amounts deferred under this Plan (hereafter referred to as the "Credit Date").

(b) Each Participant's Account shall be credited (or debited) as of the last business day of each calendar quarter with gains, income (or loss) based on a hypothetical investment in any one or more of the investment options available under the Plan, as determined and applied in the manner deemed appropriate by the Committee.

(c) If a Participant elects to invest all or any portion of his or her Deferred Amounts in the Phantom Share Unit Fund, that portion of the Participant's Account shall be credited on each Credit Date with Phantom Share Units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased with such Deferred Amounts at the Fair Market Value on the Credit Date. As of any dividend payment date for the Common Stock, the portion of a Participant's Account invested in the Phantom Share Unit Fund as of the dividend record date shall be credited with additional Phantom Share Units. The number of Phantom Share Units credited to the Phantom Share Unit Fund will be determined by dividing (i) the product of (a) the dollar value of the dividend declared in respect of a share of Common Stock multiplied by (b) the number of Phantom Shares Units credited to the Participant's Phantom Share Unit Fund account as of the dividend record date by (ii) the Fair Market Value of a share of Common Stock on the dividend payment date.

(d) A Participant's interest in his or her Account shall be fully vested and nonforfeitable at all times.

5. Adjustment of Phantom Share Units. In the event of any change in the Corporation's common shares by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase such shares at a price substantially below fair market value, or any similar change affecting the Corporation's common shares, the number and kind of shares represented by Phantom Share Units shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section 5 and, upon such notice, such adjustment shall be effective and binding for all purposes of the Plan.

6. Payment of Account Balances. Payment with respect to a Participant's Account shall be made in accordance with the following provisions:

(a) The balance of a Participant's Account shall become payable upon the Participant's ceasing to be a member of the Board of Directors, for any reason, or as soon as practicable following the tenth anniversary of the first day of the Plan Year following the Plan Year in which the Deferred Amounts would have been paid were it not for the deferral election (or the later of the two alternatives) in accordance with the Participant's election made under Section 3.

(b) Amounts credited to a Participant's Account shall be paid in a lump sum to the Participant or, in the event of his death, to his Beneficiary. All distributions shall be made in cash except that payment with respect to the portion of the Participant's Account that is invested in the Phantom Share Unit Fund shall be made in the form of (i) a number of shares of Common Stock equal to the number of whole Phantom Share Units credited to such portion of the Account as of the last day of the month preceding the month in which such payment is made, and (ii) a cash payment in an amount determined by multiplying (x) the fractional part of a Phantom Share Unit credited to such balance as of such last day by (y) the Fair Market Value of one share of Common Stock as of such last day. Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be distributed under the Plan shall be 250,000 and once such limit has been reached, all further distributions from the Plan shall be made only in cash, equal to the Fair Market Value (as of the last day of the month preceding the month in which such payment is made) of the shares of Common Stock that would otherwise be distributed.

In the event of the Participant's death, the payments to be made hereunder to the Participant's Beneficiary shall be made as soon as practicable after the date of the Participant's death.

(c) Notwithstanding any other provision in this Section 6 to the contrary, payment with respect to any part or all of the Participant's Account may be made to the Participant on any date earlier than the date on which such payment is to be made pursuant to such other provisions of this Section 6 if (i) the Participant requests such early payment in writing and (ii) the Committee, in its sole discretion, determines that such early payment is necessary to help the Participant meet an "unforeseeable emergency" within the meaning of Section 1.457-2(h)(4) of the Federal Income Tax Regulations. The amount that may be so paid may not exceed the amount necessary to meet such emergency. The Committee may request that the Participant provide such evidence of the unforeseeable emergency as it deems appropriate.

7. Designation and Change of Beneficiary. Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, or any Common Stock payable under the Plan by reason of his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 7, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount payable under the Plan by reason of the Participant's death, the Participant's estate shall be treated as the Participant's Beneficiary for purposes of the Plan.

8. Payments to Persons Other Than Participants. If the Committee shall find that any Participant or Beneficiary to whom any amount (or any Common Stock) is payable under the Plan is unable to care for his or her affairs because of illness, accident or legal incapacity, then, if the Committee so directs, such amount, or such Common Stock, may be paid to such Participant's or Beneficiary's spouse, child or other relative, an institution maintaining or having custody of such person, or any person deemed by the Committee to be a proper recipient on behalf of such Participant or Beneficiary, unless prior claim therefor has been made by a duly appointed legal representative of the Participant or Beneficiary.

Any payment made under this Section 8 shall be a complete discharge of the liability of the Corporation with respect to such payment.

9. Rights of Participants. A Participant's rights and interests under the Plan shall be subject to the following provisions:

(a) A Participant shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes.

(b) A Participant's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary.

10. Administration. The Plan shall be administered by a Committee composed of at least two members of the Board of Directors who are not Eligible Board Members and who shall be appointed by the Board of Directors. If at any time there are less than two such members on the Board of Directors, additional members of the Committee shall be appointed from among those members of the Board of Directors who have never participated in the Plan or, in the absence of any such members of the Board of Directors, from among any senior officers of the Corporation or any of its affiliated companies.

All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties.

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee, and each employee, officer, director or trustee of the Corporation or any of its affiliated companies to whom any duty or power relating to the administration or interpretation of the Plan may be delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out such person's own fraud or bad faith.

11. Amendment or Termination. The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment of the Plan shall deprive any Participant of any rights to receive payment of any amounts due him or her under the terms of the Plan as in effect prior to such amendment without his or her written consent.

Any amendment that the Board of Directors would be permitted to make pursuant to the preceding paragraph may also be made by the Committee where appropriate to facilitate the administration of the Plan or to comply with applicable law or any applicable rules and regulations of governing authorities provided that the cost of the Plan to the Corporation is not materially increased by such amendment.

12. Successor Corporation. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

13. Governing Law. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of [New York].

14. Withholding Taxes. If required by applicable law, the Committee shall withhold from any payment such amount as shall be legally required to pay any Federal, state or local taxes.